Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-177754) of Ellington Financial LLC of our report dated March 14, 2013, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in the 2012 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 14, 2013